                                                                   EXHIBIT 4.1

                              AMENDED AND RESTATED

                               SECURITY AGREEMENT

         AMENDED AND RESTATED SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of April 9, 2001, by and among META GROUP, INC., a Delaware corporation (the "BORROWER"), such other Persons which from time to time may become party hereto (collectively with the Borrower, the "GRANTORS"), and THE BANK OF NEW YORK (the "BANK").

                                    RECITALS

         A. Reference is made to the Credit Agreement, dated as of September 18, 2000, by and between the Borrower and the Bank, as amended by Amendment No. 1 and Waiver No. 1, dated as of December 11, 2000, and Amendment No. 2 and Waiver No. 2 ("AMENDMENT NO. 2"), dated as of March 30, 2001 (as amended, and as the same may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         B. As a condition precedent to the Bank's acceptance and execution of the Credit Agreement and the making of the Loans, the issuance of the Letters of Credit and all other extensions of credit under the Credit Agreement, the Borrower executed and delivered to the Bank a Security Agreement, dated as of September 18, 2000 (the "ORIGINAL SECURITY AGREEMENT").

         C. Pursuant to Amendment No. 2, the Borrower agreed to enter into, within ten days after the date of Amendment No. 2, an amended and restated security agreement, for the purpose of providing the Bank with a first priority security interest in all Accounts of the Borrower.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Bank hereby agree as follows:

Section 1.        DEFINED TERMS

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                           "ADDITIONAL GRANTOR": each Grantor which becomes a party hereto pursuant to Section 10 hereof.

                           "COLLATERAL": as defined in Section 2.

                           "EQUITY INTEREST": (i) with respect to a corporation, the capital stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity which is similar to any other Person listed in clauses
         (i), (ii) and (iii), and this clause (iv), of this definition, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the board of directors or other governing body or Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

                           "EVENT OF DEFAULT": as defined in Section 6.

                           "FINANCING STATEMENTS": any UCC financing statements executed by the Grantors in connection with this Agreement or the Original Security Agreement.

                           "OBLIGATIONS": all of the obligations and liabilities of each Grantor under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Bank, refunded or extended from time to time.

                           "OFFICE LOCATION": as defined in Section 3(a).

                           "SUPPLEMENT": a Supplement to this Agreement, duly completed, in the form of Annex A hereto.

                           "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as in effect in such jurisdiction on the date of this Agreement, as the same may be amended from time to time.

                  (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the UCC, as such definitions may be amended from time to time: "ACCOUNT", "CERTIFICATED SECURITY", "INSTRUMENT", "ISSUER", "PROCEEDS", "SECURED PARTY", and "SECURITY".

Section 2.        GRANT OF SECURITY INTEREST

                  To secure the prompt and complete payment, observance and performance of the Obligations, each Grantor hereby grants to the Bank a security interest in and to all of such Grantor's right, title and interest in and to all of the following property now owned or hereafter acquired (collectively, the "COLLATERAL"):

                           (i) all Accounts of the Borrower, and all Instruments evidencing Intercompany Indebtedness owed to the Borrower;

                           (ii) the safekeeping account in the name of the Borrower maintained at the Bank and designated as account number 241033 and any demand deposit accounts established in connection with such account (together with any successor accounts, the "COLLATERAL ACCOUNT") and all property from time to time held in or credited to the Collateral Account, whether now held or hereafter acquired and transferred into or credited to the Collateral Account, including, without limitation, all monies, bills, bonds, notes, obligations, securities, commercial paper, instruments or other investment property and financial assets of any nature held in or credited to the Collateral Account, in each case, together with all payments and distributions now or hereafter made thereon (whether constituting principal, interest or dividends and whether payable in cash or in property); all sums now or hereafter deposited in, and all sums due or to become due on (whether as interest, dividends or otherwise), the Collateral Account; all rights (contractual or otherwise) now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral in this sub-paragraph (ii), including all securities entitlements with respect thereto; all claims (including the right to sue or otherwise recover such claims) against third parties now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral in this sub-paragraph (ii); and all additions thereto and all substitutions, exchanges and replacements therefor;

                           (iii) all Equity Interests in each Person which now is or may hereafter become a Subsidiary of such Grantor, whether or not evidenced by a Security; PROVIDED, HOWEVER, that with respect to any Foreign Subsidiary which does not become a Subsidiary Guarantor pursuant to the terms of Section 8.8 of the Credit Agreement, the Equity Interests in such Foreign Subsidiary pledged hereunder shall be equal to 60% of the outstanding Capital Stock of such Foreign Subsidiary; and

                           (iv) all Proceeds of all of the foregoing.

Section 3.        REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to the Bank as follows:

                           (a) CHIEF EXECUTIVE OFFICE. As of the date hereof, the Borrower's chief executive office, is, and has been continuously for the immediately preceding five-month period, located at the address set forth in Section 10.2 of the Credit Agreement (the "OFFICE LOCATION").

                           (b) BORROWER'S NAME. The Borrower has not changed its legal name during the six-year period immediately preceding the date hereof.

                           (c) SECURITY INTEREST. This Agreement, together with the delivery to the Bank of the Certificated Securities constituting Collateral and the continuous possession thereof by the Bank creates a continuing enforceable security interest in the Collateral in favor of the Bank. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, and (ii) the delivery to the Bank of any Instruments constituting the Collateral, such security interest shall be perfected. The Bank shall be considered a "PROTECTED PURCHASER" within the meaning of Article 8 of the UCC, with respect to the Collateral consisting of Securities.

                           (d) ACCOUNTS. As of the date hereof, (i) all records concerning any Accounts constituting the Collateral, other than such Accounts that are not material to the conduct of the Borrower's business, are located at the Office Location, and (ii) no such Account that is covered by the representation in clause (i) of this paragraph is evidenced by a promissory note or other instrument.

                           (e) INSTRUMENTS. The Borrower does not currently own any Instruments evidencing Intercompany Indebtedness, other than such as are not material to the conduct of the Borrower's business.

Section 4.        COVENANTS OF THE GRANTORS

                  Each Grantor hereby covenants with the Bank as follows:

                           (a) CHIEF EXECUTIVE OFFICE. Such Grantor shall maintain its place of business, or if such Grantor has more than one place of business, its chief executive office, at its Office Location or at such other location in respect of which (A) such Grantor shall have provided the Bank with prior written notice thereof, and (B) if the Bank deems necessary, UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Bank, shall have been filed within two months of such change.

                           (b) FURTHER ASSURANCES. Such Grantor shall, at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Bank may reasonably request from time to time, in order to perfect and protect the security interest granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Grantor hereby irrevocably appoints the Bank as such Grantor's true and lawful attorney-in-fact, in the name, place and stead of such Grantor, to perform on behalf of such Grantor any and all obligations of such Grantor under this Agreement, and such Grantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Bank shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Grantor. If such Grantor fail to comply with any of its obligations hereunder, the Bank may do so in such Grantor's name or in the Bank's name, but at such Grantor's expense, and such Grantor hereby agrees to reimburse the Bank in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Bank in connection therewith.

                           (c) INFORMATION. Such Grantor at its own expense shall furnish to the Bank such information, reports, statements and schedules with respect to the Collateral as the Bank may reasonably request from time to time.

                           (d) DEFENSE OF COLLATERAL. Such Grantor at its own expense shall defend the Collateral against all material claims of any kind or nature of all Persons at any time claiming the same or any interest therein adverse to the interests of the Bank, and such Grantor shall not cause, permit or suffer to exist any Lien upon the Collateral except as permitted pursuant to the Credit Agreement.

                           (e) DELIVERY OF PLEDGED COLLATERAL. Each Certificated Security representing an Equity Interest in a Person which is or shall become a Subsidiary of such Grantor shall be promptly delivered to the Bank (subject to the limitation contained in Section 2(iii)), to be held by the Bank pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Bank. Such Grantor agrees that until so delivered, each such Certificated Security shall be held by such Grantor in trust for the benefit of the Bank and be segregated from the other Property of such Grantor.

                           (f) ACCOUNTS. Except as otherwise provided in this
         Section 4(f), the Borrower shall continue to collect in accordance with its customary practices, at its own expense, all amounts due or to become due to the Borrower in respect of its Accounts and, prior to the occurrence of an Event of Default, the Borrower shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, the Borrower may take and, at the direction of the Bank at any time that an Event of Default shall have occurred and be continuing shall take, such action as the Borrower or the Bank may reasonably deem necessary or advisable to enforce collection of such Accounts.

                           (g) INSTRUMENTS. All of the Instruments now or hereafter owned by or in the possession of the Borrower which constitute the Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Bank, to be held by the Bank pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Bank. The Borrower agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Bank, until so delivered such items shall be held by the Borrower in trust for the benefit of the Bank and be segregated from the other Property of the Borrower.

Section 5.        OTHER AGREEMENTS OF THE GRANTORS

                  (a) NO DUTY TO PRESERVE. Except as otherwise required by law, each Grantor agrees that, with respect to the Collateral, the Bank has no obligation to preserve rights against prior or third parties.

                  (b) BANK'S DUTY WITH RESPECT TO COLLATERAL. The Bank's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and each Grantor agrees that if the Bank accords the Collateral substantially the same kind of care as it accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Bank, each Grantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Bank, without the necessity of any indemnity bond or other security, other than the Bank's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Bank shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

Section 6.        EVENTS OF DEFAULT

                  Each of the following shall constitute an "EVENT OF DEFAULT":

                           (a) If any Grantor shall fail to observe or perform any term, covenant or agreement contained in this Agreement; or

                           (b) The occurrence and continuance of any other Event of Default under, and as such term is defined in, the Credit Agreement.

Section 7.        REMEDIES

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Bank may:

                           (i) exercise any and all rights and remedies granted to a Secured Party by the UCC or otherwise allowed at law, and otherwise provided by this Agreement, and

                           (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Grantor agrees that, without limitation, the following are each commercially reasonable: the Bank shall not in any event be required to give more than 14 days' prior notice to any Grantor of any such disposition, any place within the City of New York or the County of Fairfield, Connecticut may be designated by the Bank for disposition, and the Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Each Grantor acknowledges and agrees that the Bank may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Bank is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Bank is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Grantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Bank is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

                  (c) To the extent permitted by law, each Grantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

Section 8.        VOTING

                  Notwithstanding anything to the contrary contained in this Agreement, each Grantor shall have the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Bank shall have notified the Grantors that the Bank shall have elected to terminate the rights of the Grantors under this Section, at which time the Bank shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

Section 9.        NOTICES

                  All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and, with respect to the Borrower and the Bank, to the addresses set forth in Section
10.2 of the Credit Agreement. The address for notices to each other Grantor executing this Agreement shall be its respective Office Location.

Section 10.       ADDITIONAL GRANTORS

                  Section 8.8 of the Credit Agreement requires, upon the terms and conditions set forth therein, that each Subsidiary of the Borrower that was not in existence on the Effective Date which owns any Capital Stock of any other Subsidiary of the Borrower, shall enter into this Agreement as an additional Grantor. Upon execution and delivery by the Bank and any such Subsidiary of a Supplement, together with certificates evidencing the Equity Interests being pledged (subject to the limitation contained in Section 2(iii)) and such UCC Financing Statements and other documents as the Bank shall require in order to perfect the Bank's security interest granted thereby, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 11.       TERMINATION

                  On any date upon which (i) the Bank shall no longer have any obligation to make any Revolving Credit Loans or issue any Letters of Credit, and (ii) the Obligations shall have been indefeasibly paid in full in cash, the Liens granted hereby shall cease and the Bank shall, at the Grantors' expense, execute and deliver all UCC Termination Statements which the Grantors shall have reasonably requested, and return to the Grantors all Collateral which shall remain in the possession of the Bank at such time.

Section 12.       RELATIONSHIP TO CREDIT AGREEMENT

                  This Agreement is the "SECURITY AGREEMENT" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Bank and the Grantors acknowledges that certain provisions of the Credit Agreement, Sections 1.2 (Principles of Construction), 3.9 (Taxes), 10.1 (Amendments and Waivers), 10.3 (No Waiver; Cumulative Remedies), 10.4 (Survival of Representations and Warranties and Certain Obligations), 10.7 (Counterparts),
10.9 (Construction), 10.10 (Governing Law), 10.11 (Headings Descriptive),
10.12 (Severability), 10.13 (Integration), 10.14 (Consent to Jurisdiction),
10.15 (Service of Process), 10.16 (No Limitation on Service or Suit) and
10.17 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

Section 13.       AMENDED AND RESTATED AGREEMENT

                  This Agreement is an amendment and restatement of the Original Security Agreement. All Obligations as defined in the Original Security Agreement shall be Obligations under and as defined in this Agreement and shall be secured by the Collateral as defined in this Agreement.



         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

                  IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amended and Restated Security Agreement to be duly executed on its behalf.

                                 META GROUP, INC.


                                 By: /s/  John A. Piontkowski
                                     ------------------------------------------
                                 Name:    John A. Piontkowski
                                          -------------------------------------
                                 Title:   Chief Financial Officer
                                          -------------------------------------


Accepted by:


THE BANK OF NEW YORK


By:   /s/ MARK J. SICINSKI
      -----------------------------------------
         Mark J. Sicinski,
         Vice President

                                     ANNEX A

                    FORM OF SUPPLEMENT TO SECURITY AGREEMENT

                  SUPPLEMENT, dated as of __________, made by ___________, a ______ corporation (the "NEW GRANTOR") to the Amended and Restated Security Agreement (the "SECURITY AGREEMENT"), dated as of April __, 2001, by and between META GROUP, INC., a Delaware corporation (the "BORROWER" and, collectively with each Subsidiary which has previously become a party to the Security Agreement pursuant to Section 10 thereof, the "GRANTORS"), and THE BANK OF NEW YORK (the "BANK").

                  1. Reference is made to the Credit Agreement, dated as of September 18, 2000, by and between the Borrower and the Bank, as amended by Amendment No. 1 and Waiver No. 1, dated as of December 11, 2000, and Amendment No. 2 and Waiver No. 2, dated as of March 30, 2001 (as amended, and as the same may be further amended, modified or supplemented from time to time, the "CREDIT AGREEMENT").

                  2. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as the case may be.

                  3. The Grantors have entered into the Security Agreement in order to induce the Bank to enter into the Credit Agreement and make the Loans and issue Letters of Credit. Section 8.8 of the Credit Agreement requires, upon the terms and conditions set forth therein, that each Subsidiary of the Borrower that was not in existence on the Effective Date which owns any Capital Stock of any other Subsidiary of the Borrower, enter into the Security Agreement as an additional Grantor. Section 10 of the Security Agreement provides that such Subsidiary shall become a Grantor under the Security Agreement by the execution and delivery of an instrument in the form of this Supplement. The New Grantor is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Bank to make additional Loans and issue additional Letters of Credit, and as consideration for Loans previously made.

                  Accordingly, the Bank and the New Grantor agree as follows:

                  (a) In accordance with Section 10 of the Security Agreement, by signing this Supplement, the New Grantor (a) shall be, and shall be deemed to be, a "Grantor" under, and as such term is defined in, the Security Agreement with the same force and effect as if originally named therein as a Grantor, (b) shall have made, and shall be deemed to have made, the representations and warranties contained in Section 3 of the Security Agreement on and as of the date hereof, and (c) shall have made, and shall be deemed to have made, all of the covenants and agreements of a Grantor set forth in the Security Agreement.

                  (b)      REPRESENTATIONS AND WARRANTIES

                           The New Grantor represents and warrants to the Bank
as follows:

                           (i) This Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or an action at law).

                           (ii) The New Grantor's place of business or, if the New Grantor has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding five-month period, located at:_________________________________________
         (the "OFFICE LOCATION").

                           (iii) The New Grantor has not changed its legal name during the six-year period immediately preceding the date of this Supplement, except as the Bank shall have been advised of prior to such Grantor becoming a party to this Agreement.

                  (c) Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

                  (d) This Supplement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules.

                  (e) Every provision of this Supplement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

                  (f) The New Grantor agrees to reimburse the Bank for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel to the Bank.

                  (g) This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Bank shall have received counterparts of this Supplement duly executed by the New Grantor.

                  The New Grantor and the Bank have duly executed this Supplement to the Amended and Restated Security Agreement as of the day and year first above written.

                               [NAME OF NEW GRANTOR]


                               By:
                                        ------------------------------
                               Name:
                                        ------------------------------
                               Title:
                                        ------------------------------



                               THE BANK OF NEW YORK


                               By:
                                        ------------------------------
                               Name:
                                        ------------------------------
                               Title:
                                        ------------------------------


                                     iii